Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 7, 2022

FUEL DOCTOR HOLDINGS, INC.

(Name of Registrant as specified in its charter)

Delaware	333-161052	20-2274999
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 Raul Wallenberg Street

Tel Aviv, Israel

(Address and telephone number of principal executive offices)

410 Louisiana Street

Vallejo, CA 94590

(Previous address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On December 30, 2021, Friction and Heat, LLC, the majority stockholder of the Company, entered into a Stock Purchase Agreement with a total of 16 purchasers (the “Purchasers”) to sell a total of 241,960,000 shares of the Company’s common stock to the Purchasers for a total purchase price of $435,000.00. The shares of the Company’s common stock purchased represent 94.2% of the total number of shares issued and outstanding as of the date hereof and thus, represent a chance of control of the Company. None of the Purchasers acquired more than 35% of the total number of shares of the Company’s common stock issued and outstanding and therefore, none of the Purchasers control the Company. There are no arrangements or understandings among members of both the former and any of the Purchasers and their associates with respect to election of directors or other matters. Each of the Purchasers utilized their own funds to purchase their shares.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2022, Amitai Weiss, Asaf Itzhaik and Moshe Revach were appointed to fill existing vacancies on the Company’s Board of Directors in accordance with the written consent of majority of directors dated January 6, 2022. None of the newly appointed Directors had a prior relationship with the Company. In addition, on January 6, 2022, Amitai Weiss was appointed as the Chief Executive Officer of the Company.

On January 7, 2022, Deanna Johnson resigned as an officer and as a director of the Company.

Mr. Weiss was founder and Chief Executive Officer of Amitay Weiss Management Ltd. Prior to forming his company, he held several positions at Bank Poalei Agudat Israel Ltd., most recently as Vice President of Business Marketing & Development. He currently chairs and serves as director on the boards of several public companies. Mr. Weiss earned his B.A. in Economics from New England College, and his M.B.A. and LL.B from Ono Academic College in Israel.

Mr. Revach is currently Deputy Mayor of the city of Ramat Gan, Israel, and has held the sports and government relations portfolios in the Ramat Gan municipality, and has served in various positions with the municipality since 2008. Mr. Revach serves as a director of L.L.N IT solutions, a wholly owned subsidiary of the Jewish Agency for Israel and of Biomedico Hadarim Ltd., and has served as a director of the RPG Economic Society and Jewish Experience Company on behalf of the Jewish Agency. Mr. Revach holds an LL.B from the Ono Academic College, Israel, and a B.A. in Management and Economics from the University of Derby.

Mr. Itzhaik is the founder of Assi Glasses, an optical brand and has served as the Chief Executive Officer of the Company for more than 20 years. Mr. Itzhaik is a licensed Optician.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 12, 2022

Fuel Doctor Holdings, Inc.

/s/ Amitai Weiss

By: Amitai Weiss, CEO